Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Michael J. Marx, the Chief Financial Officer of NMI Health, Inc. (“NMI Health”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

       (i)   the accompanying Form 10-Q of NMI Health, Inc. for the quarter ended September 30, 2016 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (ii)   the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NMI Health, Inc.

NMI Health, Inc.

Date December 6, 2016	By:	/s/ Michael J. Marx
Name Michael J. Marx
Title Chief Financial Officer (Principal Accounting Officer)